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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  AQUILA, INC.

         1. The name of the corporation is Aquila, Inc. (the "CORPORATION"), originally incorporated under the name Aquila Energy Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on March 21, 1991.

         2. This Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (the "DGCL"). The sole stockholder of the Corporation adopted this Restated Certificate of Incorporation by written consent in accordance with
Section 228 of the DGCL.

         3. The certificate of incorporation of the Corporation is hereby restated and integrated and further amended to read in its entirety as follows:


                                    ARTICLE I

                               NAME OF CORPORATION

         The name of the corporation is Aquila, Inc.


                                   ARTICLE II

                                REGISTERED OFFICE

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

                                   AFFILIATES

         A. For purposes of this Restated Certificate of Incorporation, the term "AFFILIATE" shall mean (a) in respect of UtiliCorp United Inc., a Delaware corporation, or any successor thereof by way of merger or consolidation ("UTILICORP"), any entity that is controlled by


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UtiliCorp, controls UtiliCorp or is under common control with UtiliCorp, exclusive of the Corporation and any entity that is controlled by the Corporation, and (b) in respect of the Corporation, any entity that is controlled by the Corporation, controls the Corporation or is under common control with the Corporation, exclusive of UtiliCorp and its Affiliates. For purposes of the foregoing, "control" of an entity shall mean, exclusively, the direct or indirect beneficial ownership of 50% or more of the outstanding equity in, or voting stock, voting power, or other voting interests of, such entity. For all purposes of this Certificate of Incorporation, beneficial ownership shall have the meaning provided in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         B. AMENDMENT OF ARTICLE. In addition to any other affirmative vote or written consent required by applicable law, until such time as UtiliCorp and its Affiliates first cease to beneficially own, in the aggregate, stock representing 20% or more of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors, this Article IV may not be amended, modified or repealed except by the affirmative vote of the holders of not less than 80% of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.


                                    ARTICLE V

                            AUTHORIZED CAPITAL STOCK

         A. AUTHORIZED STOCK. The maximum number of shares of capital stock that the Corporation shall have authority to issue is 1,000,000,000 shares consisting of 550,000,000 shares of class A common stock, par value $0.01 per share (the "CLASS A COMMON STOCK"), 250,000,000 shares of class B common stock, par value $0.01 per share (the "CLASS B COMMON STOCK"), and 200,000,000 shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK"). As used in this Restated Certificate of Incorporation, the term "COMMON STOCK" refers collectively to each class and series of common stock then outstanding.

         Subject to applicable law, this Restated Certificate of Incorporation, and the rights, powers and preferences of any series of Preferred Stock, the authorized number of shares of any class or series of stock may be increased or decreased by the affirmative vote of a majority of the total votes entitled to be cast by the holders of the Common Stock, voting as a single class, without a separate vote of the holders of the class or series of stock affected; provided, however, that the authorized number of shares of such class or series shall not be decreased below the aggregate of the number of shares of such class or series then outstanding and the number of shares of such class or series reserved for issuance upon exercise of stock options or conversion of any other class or series of stock or other securities of the Corporation.

         B. RECLASSIFICATION OF OLD COMMON STOCK. Upon the filing and effectiveness (the "EFFECTIVE TIME") of this Restated Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, each share of the Corporation's common stock, $1.00 par value per share, issued and outstanding or held in treasury immediately prior to the Effective Time (the "OLD COMMON STOCK") shall be reclassified as and changed and converted into 85,775 validly issued, fully paid, and non-assessable shares of Class B Common Stock, without any

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action by the holder thereof. Each certificate that prior to the Effective
Time represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Class B Common Stock into which the share or shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each record holder of a certificate or certificates that prior to the Effective Time represented a share or shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Class B Common Stock to which such record holder is entitled pursuant to the foregoing reclassification.

         C. COMMON STOCK. The powers, preferences and rights of the holders of each class and series of Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical on the basis of the number of shares held, whether as to dividends or upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation.

              1. VOTING. Except as may be otherwise required by law or this Restated Certificate of Incorporation, on each matter upon which holders of Common Stock have the right to vote, whether at an annual or special meeting of the stockholders or by written consent:

                   (a) each holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in such stockholder's name on the stock transfer records of the Corporation;

                   (b) each holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in such stockholder's name on the stock transfer records of the Corporation; and

                   (c) the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class.

              2. DIVIDENDS.

                   (a) Subject to applicable law and to the rights, powers and preferences of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends and other distributions in cash, property, or other securities of the Corporation out of any funds legally available therefor at such times and in such amounts as may be determined and declared by the Board of Directors.

                   (b) Dividends shall not be declared or paid in respect of the Class A Common Stock or the Class B Common Stock unless such dividends are declared and paid in respect of all Common Stock equally on a per share basis without preference or priority of any kind as between Class A Common Stock and Class B Common Stock; provided, however, that if dividends are declared that are payable in shares of Common Stock, such dividends shall be payable at the same rate on both Class A Common Stock and Class B Common Stock but shall be payable in shares of Class A Common Stock and Class B Common Stock, respectively.

              3. DISTRIBUTIONS ON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,

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after payment or provision for payment of the debts and other liabilities of the
Corporation and the preferential amounts to which the holders of any stock ranking prior to the Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Common Stock and the holders of any other stock ranking on a parity with the Common Stock in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the Corporation according to their respective number of shares.

              4. SPLITS, SUBDIVISIONS, ETC. If the Corporation shall in any manner split, reclassify, subdivide or combine the outstanding Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionately split, reclassified, subdivided or combined in the same manner and on the same basis.

              5. MERGER OR CONSOLIDATION. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Common Stock; provided that, if such consideration shall consist in any part of voting securities (or of options, rights or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), then the Corporation may provide in the applicable merger or such other agreement for the holders of shares of Class B Common Stock to receive, on a per share basis, voting securities having ten
(10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options, rights or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

              6. NO PREEMPTIVE RIGHTS. No holder of Common Stock shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series of the Corporation or to any security of the Corporation convertible into such stock.

              7. ISSUANCE AND CONVERSION OF CLASS B COMMON STOCK. After giving effect to the reclassification specified in Section B of this Article V, and except as required by paragraph 2 or 4 of this Section C, the Corporation shall not issue additional shares of Class B Common Stock, or issue options, warrants or other rights to subscribe for or purchase additional shares of Class B Common Stock. Each share of Class B Common Stock shall be subject to conversion into Class A Common Stock pursuant to and in accordance with the provisions of Section D of this Article V.

              8. PRIORITY OF PREFERRED STOCK. The Common Stock is subject to all powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly granted to and vested in it by Section E of this Article V.

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         D. CONVERSION OF CLASS B COMMON STOCK.

              1. VOLUNTARY CONVERSION OF SHARES. Each share of Class B Common Stock may, at the option of the record holder thereof at any time prior to a transfer of Class B Common Stock to UtiliCorp stockholders in a Tax-Free Spin-Off (as defined in Section D, Paragraph 3 of this Article V), be converted into one (1) fully paid and non-assessable share of Class A Common Stock.

              2. VOLUNTARY CONVERSION PROCEDURES. The right of a record holder of Class B Common Stock to convert such shares into Class A Common Stock shall be exercised by delivering to the principal executive offices of the Corporation or to the office of any agent for the registration of transfer of shares of Common Stock (the "TRANSFER AGENT") (i) the certificate representing such shares of Class B Common Stock, (ii) a written notice of the election by the holder thereof to convert, stating the name or names and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon conversion are to be issued, and including instructions for the delivery thereof, and (iii) if the holder thereof directs that any of the shares of Class A Common Stock to be issued upon conversion are to be issued in the name of any person other than such holder, then such instruments of transfer in such form as may be required by the Corporation or the Transfer Agent, duly executed by such holder or his duly authorized attorney, together with the amount of any tax which may be payable in respect of such transfer or evidence satisfactory to the Corporation that such tax has been paid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of delivery of the foregoing, or, if the stock transfer books of the Corporation are closed on such date, then immediately prior to the close of business on the next succeeding day on which such stock transfer books are open. As promptly as practicable following such conversion, the Corporation will deliver or will cause the Transfer Agent to deliver, in accordance with the instructions set forth in the notice of conversion, a certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion, issued in such name or names as directed in the notice of conversion.

              3. AUTOMATIC CONVERSION OF SHARES. Each share of Class B Common Stock shall be automatically converted on a share-for-share basis into Class A Common Stock upon any Transfer of such share of Class B Common Stock occurring prior to a Tax-Free Spin-Off. For purposes of the immediately preceding sentence, "TRANSFER" means any sale, gift, exchange, assignment, pledge, encumbrance, alienation or other direct or indirect transfer of any legal or beneficial ownership or voting interest in any share of Class B Common Stock, whether voluntary, involuntary or by operation of law, but shall not include:

                   (a) any pledge of such Class B Common Stock to a financial institution as collateral security for the repayment of indebtedness or performance of any other obligation; provided, however, that if at any time thereafter and prior to a Tax-Free Spin-Off such shares are voted by or registered in the name of any pledgee or nominee thereof, or any foreclosure, realization or other similar action is taken against such shares by any person pursuant to such pledge, a Transfer of such shares of Class B Common Stock shall be deemed to have occurred at such time;

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                   (b) any transfer or other disposition of any shares of Class
B Common Stock to any person or entity that is an Affiliate of UtiliCorp; provided, however, that if at any time thereafter and prior to a Tax-Free Spin-Off such Affiliate ceases to be an Affiliate of UtiliCorp, a Transfer of such shares of Class B Common Stock held by such Affiliate at such time shall be deemed to have occurred at such time;

                   (c) a grant of a revocable proxy, written consent or other authorization with respect to any share of Class B Common stock to a person designated by the Board of Directors or management of the Corporation for such purpose; or

                   (d) any transfer of any shares of Class B Common Stock by operation of law to any successor of UtiliCorp by way of merger or consolidation, or any change in the ownership of capital stock or other securities of UtiliCorp.

In addition to the foregoing, each share of Class B Common Stock shall be automatically converted on a share-for-share basis into Class A Common Stock immediately prior to a distribution by UtiliCorp of capital stock of the Corporation to stockholders or security holders of UtiliCorp in a transaction (including any distribution in exchange for shares of capital stock or securities of UtiliCorp) intended to qualify as a tax-free distribution under
Section 355 of the Internal Revenue Code of 1986, as amended, or any corresponding provision of any successor statute (a "TAX-FREE SPIN-OFF") if, and only if, immediately following such conversion the shares of Class A Common Stock to be so distributed represent (i) at least 80% of the total combined voting power of all classes of the then issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and (ii) at least 80% of the total number of shares of all other classes of the then issued and outstanding capital stock of the Corporation; provided, however, that the Class B Common Stock shall not be so converted if, prior to such transaction, UtiliCorp delivers to the Corporation an opinion of counsel to the effect that such conversion would more likely than not preclude UtiliCorp from obtaining a favorable ruling from the Internal Revenue Service that such transaction would qualify as a Tax-Free Spin-Off.

              4. AUTOMATIC CONVERSION PROCEDURES. Any conversion of Class B Common Stock pursuant to Paragraph 3 of this Section D shall be deemed to have been effected at the time of the event giving rise to such conversion. At such time, the certificate or certificates that represented the shares of Class B Common Stock so converted shall, automatically and without further action, represent the same number of shares of Class A Common Stock. Without limiting the foregoing, as promptly as practicable following such conversion, the holder of any such certificates shall deliver all such certificates to the principal executive offices of the Corporation or to the office of the Transfer Agent, together with such further documents as the Corporation or Transfer Agent may reasonably request. As promptly as practicable following satisfaction of the foregoing, the Corporation will deliver or will cause the Transfer Agent to deliver to such holder a certificate or certificates representing the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted.

              5. DETERMINATION OF AUTOMATIC CONVERSION. The Board of Directors of the Corporation shall have the power to determine, in good faith after reasonably inquiry, whether an event has occurred causing the automatic conversion of any shares of Class B Common Stock into Class A Common Stock pursuant to Paragraph 3 of this Section D. Upon the request of any

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holder of Class B Common Stock, the Board shall determine in good faith whether a specified event would cause an automatic conversion, which determination shall be binding on the Board with respect to such specified event. As a condition to counting any votes cast by any holder of shares of Class B Common Stock, as a condition to registration of any transfer of shares of Class B Common Stock by any holder thereof, or for any other purpose, the Board of Directors may, in its reasonable good faith discretion, require that such holder furnish such affidavits or other proof as the Board of Directors reasonably and in good faith deems necessary or advisable to determine whether any such event causing a conversion has occurred.

              6. UNCONVERTED SHARES. In the event of the conversion of less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Section D, the Corporation will deliver or will cause the Transfer Agent to deliver, in accordance with the instructions set forth in the notice described in Paragraph 2 or 4 of this Section D, as applicable, a new certificate or certificates representing the number of shares of Class B Common Stock not so converted, issued in the name of the holder of such certificate or, except to the extent constituting a Transfer, in such other name or names as directed in such notice, provided in such case that the holder has delivered such instruments of transfer in such form as may be required by the Corporation or the Transfer Agent, duly executed by such holder or his duly authorized attorney, together with the amount of any tax which may be payable in respect of such transfer or evidence satisfactory to the Corporation that such tax has been paid.

              7. DIVIDENDS DECLARED PRIOR TO CONVERSION. In the event that any share of Class B Common Stock is converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such payment date notwithstanding the conversion thereof.

              8. RESERVATION OF SHARES. The Corporation will, at all times prior to a Tax-Free Spin-Off, reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all Class B Common Stock then outstanding, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of previously issued shares of Class A Common Stock that are held in the treasury of the Corporation. If any shares of Class A Common Stock that are required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation covenants that all shares of Class A Common Stock that are issued upon conversion of the shares of Class B Common Stock, will, upon such issuance, be fully paid and non-assessable and not subject to any preemptive rights.

         E. PREFERRED STOCK. Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and

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the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, which may include but shall not be limited to any of the following:

              1. the distinctive serial designation of such series which shall distinguish it from other series;

              2. the number of shares included in such series;

              3. the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid, the means and types of property that may be used in making any such payment and the date or dates upon which such dividends shall be payable;

              4. whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

              5. the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

              6. the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

              7. the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

              8. whether shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

              9. whether the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

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                                   ARTICLE VI

                               BOARD OF DIRECTORS

         A. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be not less than three (3) nor more than twenty-one (21), as may be fixed from time to time by resolution duly adopted by the Board of Directors.

         B. UTILICORP NOMINEES. For so long as UtiliCorp and its Affiliates beneficially own, in the aggregate, a majority of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled generally to vote in the election of directors, UtiliCorp shall be entitled to designate a majority of the nominees of the Board of Directors for election to the Board of Directors at each annual meeting of the Corporation's stockholders. If and for so long as UtiliCorp and its Affiliates beneficially own, in the aggregate, more than 20% but less than a majority of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors (such percentage from time to time, the "UtiliCorp Voting Percentage"), UtiliCorp shall be entitled to designate, for election to the Board of Directors at each annual meeting of the Corporation's stockholders, a number of nominees of the Board of Directors equal to the UtiliCorp Representation Number less the number of UtiliCorp Nominated Directors whose terms expire subsequent to such annual meeting. "UtiliCorp Nominated Directors" shall be all directors then in office previously nominated by UtiliCorp in accordance with this Section. The "UtiliCorp Representation Number" shall be the number obtained by multiplying the total number of directorships then constituting the Board of Directors by the UtiliCorp Voting Percentage, with such product rounded to the nearest whole number (with any number ending exactly in .5 rounded upwards to the next whole number). Upon the classification of the Board of Directors pursuant to Section C of this Article VI, the UtiliCorp Nominated Directors then in office shall be distributed among the classes in as nearly equal a number as possible. All rights of UtiliCorp to nominate directors pursuant to this Section B or any other provision of this Certificate of Incorporation shall be subject to, and shall be exercised by UtiliCorp in a manner to ensure compliance by the Corporation with, all applicable laws, rules, regulations, and requirements of any securities exchange to which the Corporation is then subject, including, without limitation, any requirement that any directors of the Corporation be "independent"; provided, however, that to the extent that any such law, rule, regulation or requirement imposes limitations on less than all of the nominees of the Board, the Board and any nominating committee thereof shall exercise its authority to designate nominees in a manner than minimizes any restrictions on UtiliCorp's designation discretion.

         C. TERM OF OFFICE; CLASSIFICATION OF BOARD.

              1. INITIAL STRUCTURE. For so long as UtiliCorp and its Affiliates beneficially own, in the aggregate, at least a majority of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled generally to vote in the election of directors, at each annual meeting of the stockholders each director of the Corporation shall be elected to hold office for a term expiring upon the first annual meeting of stockholders thereafter, subject to extension pursuant to the provisions of this Section C.

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              2. CLASSIFICATION. Effective upon and commencing as of the day
UtiliCorp and its Affiliates shall first cease to beneficially own, in the aggregate, at least a majority of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled generally to vote in the election of directors, the directors of the Corporation shall by resolution divide the Board of Directors into three (3) classes. The number of directors in each such class shall be as nearly equal in number as possible, with any necessary numerical inequality being distributed among the classes as the Board of Directors shall determine by such resolution. The Board of Directors, by such resolution, shall determine into which class each director then in office shall be placed. The initial term of office of the first class of such directors following such classification shall expire at the first annual meeting of stockholders thereafter, the initial term of office of the second class of such directors following such classification shall expire at the second annual meeting of stockholders thereafter, and the initial term of office of the third class of such directors following such classification shall expire at the third annual meeting of stockholders thereafter. At each annual meeting of stockholders following such initial classification, each director elected to succeed a director whose term expires at such annual meeting shall be elected to hold office for a term expiring upon the annual meeting of stockholders in the third year following the year of such director's election. Each director shall hold office, whether before or after the classification of the Board of Directors, until the expiration of such director's term and the election and qualification of such director's successor, or until such director's earlier resignation or removal.

         D. WRITTEN BALLOTS NOT REQUIRED. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

         E. REMOVAL OF DIRECTORS. Effective upon and commencing as of the day following the day on which UtiliCorp and its Affiliates shall first cease to beneficially own, in the aggregate, at least a majority of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors, no director may be removed except for cause. After such time, a director may be removed for cause by the affirmative vote of the holders of a majority of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors.

         F. VACANCIES.

              1. GENERAL. Any vacancy occurring on the Board of Directors and any newly created directorship may be filled only by a majority of the remaining directors or by the sole remaining director in office. In the event of the death, resignation, retirement, removal or disqualification of a director during his or her elected term of office, his or her successor shall serve until the next stockholders' meeting at which directors of such class are elected, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

              2. UTILICORP NOMINATED DIRECTORS. Notwithstanding any other provision of this Restated Certificate of Incorporation, if (i) any vacancy occurring on the Board of Directors results from the death, resignation, retirement, removal or disqualification of a UtiliCorp Nominated Director, (ii) at such time UtiliCorp and its Affiliates beneficially own, in the aggregate, at least 20% of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors, and (iii) at such

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time one or more other UtiliCorp Nominated Directors are then in office, such vacancy shall be filled by such remaining UtiliCorp Nominated Director or Directors (any successor so appointed to be deemed a UtiliCorp Nominated Director for all purposes under this Restated Certificate of Incorporation).

         G. OBSERVER RIGHTS. If, at any time during such time that UtiliCorp and its Affiliates beneficially own, in the aggregate, at least 20% of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors, there are no UtiliCorp Nominated Directors then in office, UtiliCorp shall have the right to designate an individual who shall be entitled to notice of, and who shall have the right to attend, all meetings of the Board of Directors of the Corporation, such rights of notice and attendance to continue until such time as a UtiliCorp Nominated Director is appointed or elected or UtiliCorp and its Affiliates cease to beneficially own, in the aggregate, at least 20% of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors.

         H. AMENDMENTS TO ARTICLE. So long as UtiliCorp, together with its Affiliates, beneficially owns at least 20% of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled generally to vote in the election of directors, the rights of UtiliCorp specified in this
Article VI cannot be amended, modifed or repealed without the prior written consent of UtiliCorp.


                                   ARTICLE VII

                             LIABILITY OF DIRECTORS

         A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article VII shall adversely affect any right or protection of a director with respect to events occurring prior to such amendment, modification or repeal.


                                  ARTICLE VIII

                               STOCKHOLDER ACTION

         A. RIGHT TO CALL STOCKHOLDER MEETINGS. Subject to the rights of the holders of any series of Preferred Stock, effective upon the day on which UtiliCorp and its Affiliates cease to beneficially own, in the aggregate, at least a majority of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors, special meetings of stockholders of all or any class or series of capital stock of the Corporation for any purpose or purposes may be called at any time only by the chairman of the Board of Directors or a majority of the Board of Directors, and effective as of such day, any power of stockholders to call a special meeting is specifically denied. Business transacted at any

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special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting.

         B. STOCKHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Stock, effective upon the day on which UtiliCorp and its Affiliates cease to hold, in the aggregate, at least a majority of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by any stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.


                                   ARTICLE IX

                       CERTAIN TRANSACTIONS WITH UTILICORP

         A. APPLICABILITY. Subject to Section F of this Article IX, the provisions of this Article IX shall regulate and define the conduct of certain of the businesses and affairs of the Corporation and its Affiliates in relation to UtiliCorp and its Affiliates. Notwithstanding the foregoing or any other provision contained herein, no contract or business relation between the Corporation and its Affiliates on the one hand, and UtiliCorp and its Affiliates on the other, that does not comply with the procedures set forth in this Article IX shall by reason thereof be deemed void or voidable or unfair or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or constitute derivation of any improper personal benefit, but shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the bylaws of the Corporation, the General Corporation Law of the State of Delaware and other applicable law.

         B. STOCKHOLDER CONSENT. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this
Article IX, and to have acknowledged and agreed that (i) UtiliCorp (and its Affiliates) is or may be a stockholder of the Corporation and will or may have continued contractual, corporate, and business relations with the Corporation and its Affiliates; (ii) the Corporation and UtiliCorp and their respective Affiliates may enter into contracts and otherwise transact business with each other; (iii) directors, officers and employees of UtiliCorp and of its Affiliates may serve as directors and officers of the Corporation and of its Affiliates, (iv) UtiliCorp and its Affiliates engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation and its Affiliates may engage and other business activities in each case that may overlap with or compete with those in which the Corporation and its Affiliates may engage, (v) UtiliCorp and its Affiliates may compete with the Corporation and its Affiliates in any of such business lines and business activities and with respect to business opportunities relating to any such business lines and business activities.

         C. AFFILIATE TRANSACTIONS. The following provisions of this Section C shall apply to any contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between (i) the Corporation or any of its Affiliates, on the one hand, and (ii)

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UtiliCorp, any Affiliate thereof, or one or more of the directors or officers of the Corporation, UtiliCorp, or any of its Affiliates, on the other (any of the foregoing, an "AFFILIATE TRANSACTION").

              1. TRANSACTIONS PERMITTED. No Affiliate Transaction shall, solely because it is an Affiliate Transaction, or because any directors or officers of UtiliCorp or its Affiliates are present at or participate in any meeting of the Board of Directors or committee thereof which authorizes the Affiliate Transaction, or because his, her or their votes are counted for such purpose, be
(a) void or voidable, (b) considered to be unfair to the Corporation or its Affiliates, (c) considered to be contrary to any fiduciary duty that UtiliCorp or any Affiliate thereof may owe to the Corporation or any Affiliate thereof or to any stockholder or other owner of an equity interest in the Corporation or any Affiliate thereof, or (d) considered contrary to any fiduciary duty of any director or officer of the Corporation or of any Affiliate thereof who is also a director, officer or employee of UtiliCorp or any Affiliate thereof to the Corporation or such Affiliate, or to any stockholder thereof.

              2. SATISFACTION OF FIDUCIARY DUTIES. UtiliCorp, any Affiliate thereof, and the directors and officers of the Corporation shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if any of the following conditions shall have been satisfied:

                   (a) such Affiliate Transaction shall have been entered into before the Corporation ceased to be a wholly owned subsidiary of UtiliCorp; or

                   (b) the material facts as to the Affiliate Transaction are disclosed or are known to the Board of Directors and the Board of Directors authorizes, approves or ratifies the Affiliate Transaction by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons (as hereinafter defined) in respect of such Affiliate Transaction; or

                   (c) the material facts as to the Affiliate Transaction are disclosed or are known to, and the Affiliate Transaction is authorized, approved or ratified by, a committee of the Board of Directors constituted solely of members who are not Interested Persons in respect of such Affiliate Transaction; or

                   (d) the material facts as to the Affiliate Transaction are disclosed or are known to, and the Affiliate Transaction is authorized, approved or ratified by, an officer or employee of the Corporation who is not an Interested Person in respect of such Affiliate Transaction; or

                   (e) the material facts as to the Affiliate Transaction are disclosed or are known to the holders of voting stock entitled to vote thereon, and the Affiliate Transaction is authorized, approved or ratified by vote of the holders of a majority of the then outstanding voting stock not owned by UtiliCorp or an Affiliate of UtiliCorp who vote thereon; or

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

                   (f) such Affiliate Transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, an officer or employee of the Corporation, or the stockholders of the Corporation; or

                   (g) such Affiliate Transaction is fair to the Corporation as of the time it was entered into by the Corporation.

So long as any of the foregoing shall have been satisfied with respect to an Affiliate Transaction, neither UtiliCorp nor any Affiliate thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty to refrain from entering into or participating in such Affiliate Transaction, and no director, officer or employee of the Corporation who is also a director, officer or employee of UtiliCorp or any Affiliate thereof shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliate thereof in respect of such Affiliate Transaction.

              3. QUORUM. Directors of the Corporation who are also directors, officers or employees of UtiliCorp or any Affiliate thereof may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies any Affiliate Transaction. Voting stock beneficially owned by UtiliCorp and any Affiliates thereof may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes, approves or ratifies any Affiliated Transaction.

         D. CORPORATE OPPORTUNITIES.

              1. NO DUTY OF UTILICORP. UtiliCorp and its Affiliates shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and except as provided below, neither UtiliCorp nor any of its Affiliates, nor any officer, director or employee thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of UtiliCorp or its Affiliates or of such person. In the event that UtiliCorp or any of its Affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both UtiliCorp (and/or its Affiliates) and the Corporation (and/or its Affiliates), neither UtiliCorp nor any of its Affiliates shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its Affiliates and shall not be liable to the Corporation or its Affiliates or stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that UtiliCorp or any of its Affiliates pursues or acquires such corporate opportunity, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

              2. CONDUCT OF DIRECTORS AND OFFICERS. In the event that a director or officer of the Corporation or of any of its Affiliates, who is also a director or officer of UtiliCorp or any of its Affiliates, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation (or any of its Affiliates) and UtiliCorp (or any of its Affiliates), such director or officer shall have fully satisfied and fulfilled his or her fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that UtiliCorp or any of its Affiliates pursues or acquires such corporate opportunity or

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

directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation, if such director or officer acts consistent with the following: a corporate opportunity offered to any person who is a director or officer of the Corporation or any of its Affiliates, and who is also a director or officer of UtiliCorp or any of its Affiliates, shall belong to the Corporation or one or more of its Affiliates if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation or of one or more of its Affiliates. If such opportunity is not expressly offered to such person solely in such capacity, the opportunity shall belong solely to UtiliCorp and its Affiliates.

         E. INTERESTED PERSONS. For purposes of this Article IX, "INTERESTED PERSON" in respect of an agreement or transaction referred to in this Article IX shall mean any director, officer or employee of UtiliCorp or of an Affiliate thereof and any person who has a financial interest that is material to such person in UtiliCorp or such Affiliate or otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person's ownership of securities of UtiliCorp or of an Affiliate thereof, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual's decision on behalf of the Corporation or an Affiliate thereof in respect of the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) either in the specific instance by, or pursuant to a policy adopted by, the Board of Directors by the affirmative vote of a majority of the members (even though less than a quorum) who are not directors, officers or employees of UtiliCorp or any Affiliate thereof or a committee of the Board of Directors constituted solely of members who are not directors, officers or employees of UtiliCorp or any Affiliate thereof by the affirmative vote of a majority of such committee.

         F. TERMINATION OF EFFECT. The provisions of this Article IX shall have no further force or effect at such time as UtiliCorp and its Affiliates shall first cease to beneficially own, in the aggregate, stock representing 20% or more of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or an Affiliate thereof and UtiliCorp or an Affiliate thereof that was entered into before such time or any transaction entered into in the performance of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliate thereof and UtiliCorp or an Affiliate thereof or the allocation of any opportunity between them before such time.

         G. AMENDMENT OF ARTICLE. In addition to any other affirmative vote or written consent required by applicable law, this Article IX may not be amended, modified or repealed except by the affirmative vote of the holders of not less than 80% of the combined voting power of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

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                                    ARTICLE X

                       AMENDMENT OF CERTIFICATE AND BYLAWS

         A. AMENDMENT OF CERTIFICATE OF INCORPORATION. Except as otherwise expressly provided in this Restated Certificate of Incorporation, or as otherwise expressly required by applicable law, no provision of this Restated Certificate of Incorporation shall be altered, amended or repealed, or any provision inconsistent therewith adopted, except by the affirmative vote of the holders of a majority of the combined voting power of all of the then issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class; provided, however, that any amendment to this Restated Certificate of Incorporation that would alter or change the powers, preferences, or special rights of any class of capital stock of the Corporation then outstanding in a manner that adversely affects the holders of the outstanding shares thereof must also be approved by the affirmative vote of the holders of not less than a majority of the then outstanding shares of such class.

         B. AMENDMENT OF BYLAWS. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal bylaws of the Corporation, but the stockholders entitled to vote thereon may adopt additional bylaws and may amend or repeal any bylaw, whether or not adopted by them, at a meeting duly called for that purpose.



         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be duly executed this ______ day of ______________, 2001.


                                       AQUILA, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:








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